Exhibit 99.4

BUSINESS AND PROPERTIES OF

DAWSON GEOPHYSICAL COMPANY

General

Dawson Geophysical Company (the “Company”) is a leading provider of North America onshore seismic data acquisition services with operations throughout the continental United States and Canada.  We acquire and process 2-D, 3-D and multi-component seismic data for our clients, ranging from major oil and gas companies to independent oil and gas operators as well as providers of multi-client data libraries.  Our principal business office is located at 508 West Wall, Suite 800, Midland, Texas 79701 (Telephone: 432-684-3000), and our internet address is www.dawson3d.com. We make available free of charge on our website our annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K as soon as reasonably practicable after filing or furnishing such information with the Securities and Exchange Commission.

On February 11, 2015, the Company, which was formerly known as TGC Industries, Inc. (“Legacy TGC”), consummated a strategic business combination with Dawson Operating Company, which was formerly known as Dawson Geophysical Company (“Legacy Dawson”), pursuant to which a wholly-owned subsidiary of Legacy TGC merged with and into Legacy Dawson, with Legacy Dawson continuing after the merger as the surviving entity and a wholly-owned subsidiary of Legacy TGC (the “Merger”). In connection with the Merger, Legacy Dawson changed its name to “Dawson Operating Company” and Legacy TGC changed its name to “Dawson Geophysical Company.”  In connection with the strategic business combination, we have incurred $3.3 million in costs related to the transaction during the three months ended March 31, 2015.  Except as otherwise specifically noted herein, references herein to the “Company,” “we,” “us” or “our” refer to post-combination Dawson Geophysical Company and its consolidated subsidiaries, including Legacy Dawson.

As of March 31, 2015, we operated thirteen seismic crews, consisting of twelve crews in the United States and one crew in Canada, and one seismic data processing center.  During the quarter ended March 31, 2015, we operated a maximum of fourteen crews in the United States and four in Canada on a consolidated basis following the closing of the Merger.  We are currently operating ten crews in the United States and zero in Canada as the Canadian winter operating season comes to end.  We anticipate operating between eight and ten crews in the United States with limited activity in Canada into the third fiscal quarter of 2015 ending September 30, 2015.  Demand for our services are likely to be at reduced from 2014 levels in North America in response to the reduced expenditures by our clients related to the recent drop in crude oil prices.  Crew utilization in the March 2015 quarter and through April 2015 was negatively impacted by project delays on behalf of our clients along with severe weather issues in many areas of operation. Our seismic crews supply seismic data primarily to companies engaged in the exploration and development of oil and natural gas on land and in land-to-water transition areas.  Seismic acquisition services of our wholly-owned subsidiary, Eagle Canada, Inc. (“Eagle Canada”), are also used by the potash mining industry in Canada, and Eagle Canada has particular expertise through its heliportable capabilities.  Our clients rely on seismic data to identify areas where subsurface conditions are favorable for the accumulation of existing hydrocarbons, to optimize the development and production of hydrocarbon reservoirs, to better delineate existing oil and natural gas fields, and to augment reservoir management techniques.

We acquire geophysical data using the latest in 3-D survey techniques. We introduce acoustic energy into the ground by using vibration equipment or dynamite detonation, depending on the surface terrain, area of operation, and subsurface requirements. The reflected energy, or echoes, is received through geophones, converted into a digital signal at a multi-channel recording unit, and then transmitted to a central recording vehicle. Subsurface requirements dictate the number of channels necessary to perform our services.  We generally use thousands of recording channels in our seismic surveys.  Additional recording channels enhance the resolution of the seismic survey through increased imaging analysis and provide improved operational efficiencies for our clients. With our state-of-the-art seismic equipment, including computer technology and multiple channels, we acquire, on a cost effective basis, immense volumes of seismic data that, when processed and interpreted, produce more precise images of the earth’s subsurface. Our clients then use our seismic data to generate 3-D geologic models that help reduce finding costs and improve recovery rates from existing wells.

In recent years, we have begun providing surface-recorded microseismic services utilizing equipment we currently own.  Microseismic monitoring is used by clients who use hydraulic fracturing to extract hydrocarbon deposits to monitor their hydraulic fracturing operations.  In the twelve months ended March 31, 2015, we performed approximately five microseismic projects.

We market and supplement our services in the continental United States from our headquarters in Midland, Texas and from additional offices in three other cities in Texas (Denison, Houston and Plano) as well as three additional states, including Oklahoma (Oklahoma City), Colorado (Denver) and Pennsylvania (Pittsburgh). In addition, we market and supplement our services in Canada from our facilities in Calgary, Alberta.

The Industry

Technological advances in seismic equipment and computing allow the seismic industry to acquire and process, on a cost-effective basis, immense volumes of seismic data which produce precise images of the earth’s subsurface.  The latest accepted method of seismic data acquisition, processing, and the subsequent interpretation of the processed data is the 3-D seismic method.  Geophysicists use computer workstations to interpret 3-D data volumes, identify subsurface anomalies, and generate a geologic model of subsurface features.  In contrast with the 3-D method, the 2-D method involves the collection of seismic data in a linear fashion, thus generating a single plane of subsurface seismic data.

3-D seismic data are used in the exploration and development of new reserves and enable oil and natural gas companies to better delineate existing fields and to augment their reservoir management techniques. Benefits of incorporating high resolution 3-D seismic surveys into exploration and development programs include reducing drilling risk, decreasing oil and natural gas finding costs, and increasing the efficiencies of reservoir location, delineation, and management. In order to meet the requirements necessary to fully realize the benefits of 3-D seismic data, there is an increasing demand for improved data quality with greater subsurface resolution.

Currently, the seismic data acquisition industry is made up of a number of companies divided into two groups. The first group is made up of three publicly-traded companies with long operating histories that field numerous crews and work in a number of different regions and terrain.  This group includes us, SAExploration Holdings, Inc., or SAE, and CGG (which recently sold its North American onshore seismic contract acquisition business to Geokinetics, Inc., or Geokinetics). The second group is made up of Geokinetics, Global Geophysical Services, Inc., or Global Geophysical, Tesla Exploration, Ltd., or Tesla, Breckenridge Geophysical Inc., or Breckenridge, Paragon Geophysical Services, Inc., or Paragon, LoneStar Geophysical Surveys, or LoneStar, and smaller companies which generally run one or two seismic crews and often specialize in specific regions or types of operations.

We provide our seismic data acquisition services primarily to onshore oil and natural gas exploration and development companies for use in the onshore drilling and production of oil and natural gas in the continental United States and Canada. The main factors influencing demand for seismic data acquisition services in our industry are the level of drilling activity by oil and natural gas companies and the sizes of such companies’ exploration and development budgets, which, in turn, depend largely on current and anticipated future crude oil and natural gas prices and depletion rates.

Equipment and Crews

In recent years, we have experienced continued increases in recording channel capacity on a per crew or project basis. This increase in channel count demand is driven by client needs and is necessary in order to produce higher resolution images, increase crew efficiencies and undertake larger scale projects. Due to the increase in demand for higher channel counts, we have continued our investments in additional channels. In response to project-based channel requirements, we routinely deploy a variable number of channels on a variable number of crews in an effort to maximize asset utilization and meet client needs.  While the number of recording systems we own may exceed the number utilized in the field at any given time, we maintain the excess equipment to provide additional operational flexibility and to allow us to quickly deploy additional recording channels and energy source units as needed to respond to client demand and desire for improved data quality with greater subsurface images. We believe we will realize the benefit of increased channel counts and flexibility of deployment through increased crew efficiencies, higher revenues and margins.

In addition, since 2011, we have purchased or leased a significant number of cable-less recording channels. We have utilized this equipment as primarily stand-alone recording systems but on occasion in conjunction with our cable-based systems. As a result of the introduction of cable-less recording systems, we have realized increased crew efficiencies and increased revenue on projects using this equipment. We believe we will experience continued demand for cable-less recording systems in the future. As we have replaced cable-based recording equipment with cable-less equipment on certain crews, the cable-based recording equipment continues to be deployed on existing crews.

As of March 31, 2015, we owned equipment for 32 land-based seismic data acquisition crews, 221 vibrator energy source units, approximately 323,000 recording channels and 32 central recording systems.  Of the 32 recording systems we owned at March 31, 2015, 12 were Geospace Technologies GSR cable-less recording systems, 18 were ARAM ARIES cable-based recording systems, 1 was a Wireless Seismic RT System 2 system, and 1 was a cable-less INOVA Hawk system.  Each crew consists of approximately 40 to 100 technicians with associated vehicles, geophones, a seismic recording system, energy sources, cables, and a variety of other equipment. Each ARAM crew has one central recording vehicle which captures seismic data. The GSR, GSX and INOVA Hawk crews utilize a recorder to manage the data acquisition while the individual system captures and holds the data until they are placed in the Data Transfer Module.  The data is then transferred to a CD-ROM or data tape which is delivered to a data processing center selected by the client.

Equipment Acquisition and Capital Expenditures

We monitor and evaluate advances in geophysical technology and commit capital funds to purchase the equipment we deem most effective to maintain our competitive position cost-effectively. Purchasing and updating seismic equipment and technology involves a commitment to capital spending.  We also tie our capital expenditures closely to demand for our services.  As a result of the continuing softening in demand for seismic services beginning in early 2013, the Company has adopted a maintenance capital expenditures program and has generally curtailed large equipment purchases..

Clients

Our clients are major and independent oil and natural gas exploration and development companies. The services we provide to our clients vary according to the size and needs of each client.  Our services are marketed by supervisory and executive personnel who contact clients to determine their needs and respond to client inquiries regarding the availability of crews. Contacts are based principally upon professional relationships developed over a number of years.

During the twelve months ended December 31, 2014, our largest client accounted for approximately 11% of revenues, on a pro forma basis giving effect to the Merger.  In order to avoid potential conflicts of interest with our clients, we do not participate in oil and natural gas ventures. The results of a seismic survey conducted for a client belong to that client. All of our clients’ information is maintained in strictest confidence.

Domestic and Foreign Operations

We derive our revenue from domestic and foreign sources.  Total revenues for the twelve months ended December 31, 2014 on a pro forma basis giving effect to the Merger were approximately $363,152,000, of which $309,122,000 were earned in the United States and $54,030,000 were earned in Canada.  Total revenues for the twelve months ended December 31, 2013 on a pro forma basis giving effect to the Merger were approximately $431,386,000, of which $379,920,000 were earned in the United States and $51,466,000 were earned in Canada.  Total revenues for the twelve months ended December 31, 2012 on a pro forma basis giving effect to the Merger were approximately $499,838,000, of which $428,377,000 were earned in the United States and $71,461,000 were earned in Canada.

Long-lived assets as of December 31, 2014 on a pro forma basis giving effect to the Merger were approximately $206,583,000, with $175,920,000 located in the United States and $30,663,000 located in Canada.  Long-lived assets as of December 31, 2013 on a pro forma basis giving effect to the Merger were approximately $250,409,000, with $206,456,000 located in the United States and $43,953,000 located in Canada.  Long-lived assets as of December 31, 2012 on a pro forma basis giving effect to the Merger were approximately $280,730,000, with $223,734,000 located in the United States and $56,996,000 located in Canada.

Contracts

Our contracts are obtained either through competitive bidding or as a result of client negotiations. Our services are conducted under general service agreements for seismic data acquisition services which define certain obligations for us and for our clients. A supplemental agreement setting forth the terms of a specific project, which may be canceled by either party on short notice, is entered into for every project. We currently operate under supplemental agreements that are either “turnkey” agreements providing for a fixed fee to be paid to us for each unit of data acquired or “term” agreements providing for a fixed hourly, daily, or monthly fee during the term of the project or projects.

Currently, as in recent years, most of our projects are operated under turnkey agreements.  Turnkey agreements generally provide us more profit potential, but involve more risks because of the potential of crew downtime or operational delays.  We attempt to negotiate on a project-by-project basis some level of weather downtime protection within the turnkey agreements.  Under the term agreements, we forego an increase profit potential in exchange for a more consistent revenue stream with improved protection from crew downtime or operational delays.

Competition

The acquisition of seismic data for the oil and natural gas industry is a highly competitive business.  Contracts for such services generally are awarded on the basis of price quotations, crew experience, and the availability of crews to perform in a timely manner, although factors other than price, such as crew safety, performance history, and technological and operational expertise, are often determinative. Our competition includes publicly traded competitors, such as CGG (which recently sold its North American onshore seismic contract acquisition business to Geokinetics) and SAE. Our other major competitors include Geokinetics, Global Geophysical, Tesla, Breckenridge, Paragon and LoneStar. In addition to these previously named companies, we also compete for projects from time to time with smaller seismic companies which operate in local markets with only one or two crews.  Further, the barriers to entry in the seismic industry are not prohibitive, and it would not be difficult for seismic companies outside of the United States to enter the United States market and compete with us.

Employees

As of March 31, 2015, we employed over 1,400 full-time employees, of which approximately 150 consisted of management, sales, and administrative personnel with the remainder being crew and crew support personnel.  Our employees are not represented by a labor union.  We believe we have good relations with our employees.

Properties

Our headquarters are located in a 34,570 square foot leased property in Midland, Texas.  The monthly rent is currently $40,332.  We have two other properties in Midland, including a 61,402 square foot property that we own and use as a field office, equipment and fabrication facility and maintenance and repair shop as well as a 915-square foot office facility that we lease for monthly rent of $1,373 and use as a sales office.

We also have additional offices in three other cities in Texas: Denison, Houston and Plano.  Our Denison warehouse facility consists of one 5,000-square foot building, three 10,000-square foot adjacent buildings, and an outdoor storage area of approximately 60,500 square feet.  The monthly rent is currently $14,438.  Our Houston sales office is in a 10,041-square foot facility.  The monthly rent is currently $20,688.  Our corporate office in Plano, Texas consists of 10,137 square feet of office space.  The monthly rent is currently $15,628.

We also lease a 3,443-square foot facility in Denver, Colorado, as a sales office, and the current monthly rent is $5,738.  We lease a 1,094-square foot facility in Oklahoma City, Oklahoma, as a sales office, and the current monthly rent is $1,550.  We lease a 2,507-square foot facility in Pittsburgh, Pennsylvania, as a sales office, and the current monthly rent is $4,805.

We lease 3,030 square feet of office space located in Calgary, Alberta.  The monthly rent is currently $11,147.  In addition, Eagle Canada leases a 7,423-square foot facility, also located in Calgary, Alberta, that is used as a shop and warehouse.  The monthly rent is currently $8,681.  We also lease a storage and parking area near the Eagle Canada shop and warehouse.  The monthly rent is currently $4,386. The Company is not responsible for insuring these facilities.  The conditions of these facilities are good, and we believe that these properties are suitable and adequate for our foreseeable needs.

We are in the process of consolidating a number of our sales offices.